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                                                                      EXHIBIT 21



                      BALLY'S PARK PLACE, INC. (DELAWARE)



                              LIST OF SUBSIDIARIES

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                            Bally's Park Place, Inc.


                                    Delaware

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                        Bally's Park Place Funding, Inc.


                                    Delaware

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                            Bally's Park Place, Inc.


                                   New Jersey

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                         Bally's Park Place Realty Co.


                                   New Jersey

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                                BW Realty Corp.


                                   New Jersey

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                              Bally Warwick, Inc.


                                   New Jersey

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